Exhibit 2
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                             Joint Filing Agreement

     The undersigned hereby agree that the statement on Schedule 13D filed by the undersigned with respect to the Common Stock of Merrimac Industries, Inc. is, and any amendment thereto signed by each of the undersigned shall be, filed on behalf of each undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.


Dated: January 6, 2005                  /s/ Ludwig G. Kuttner
                                        -----------------------------
                                        Ludwig G. Kuttner


Dated: January 6, 2005                  K HOLDINGS, LLC

                                        By: /s/ Ludwig G. Kuttner
                                            ------------------------------
                                            Name:  Ludwig G. Kuttner
                                            Title: Managing Member


Dated: January 6, 2005                  HAMPSHIRE INVESTMENTS, LIMITED

                                        By: /s/ Ludwig G. Kuttner
                                            ------------------------------
                                            Name:  Ludwig G. Kuttner
                                            Title: Chief Executive Officer